EXHIBIT 10.37
                                 -------------

AGREEMENT ("Agreement") dated January 1, 1997, between INTERNATIONAL BUSINESS MACHINES CORPORATION, a New York corporation (hereinafter called IBM), and LASERSIGHT INCORPORATED, a Delaware corporation (hereinafter called LASERSIGHT).

IBM is the owner of certain  patents  relating to Ultraviolet  Light  Ophthalmic
(ULO) products and procedures. IBM is not involved in the business of making or selling ULO products and does not have the expertise for licensing patents in such fields. It is IBM's desire to sell such patents to a company that is more familiar with licensing practices in such business with the intention and expectation that such patents will be made available for license to other companies participating in such business on reasonable and nondiscriminatory terms.

IBM previously granted to LASERSIGHT, a company presently active in such business, a nonexclusive license under some of such patents. LASERSIGHT now desires to acquire ownership of such previously licensed patents and some additional patents relating to ULO products and ULO procedures with the intention of offering licensing of such patents to others participating in such fields on reasonable and nondiscriminatory terms.

In consideration of the premises and mutual covenants herein contained, IBM and LASERSIGHT agree as follows:

Section 1.  Definitions
-----------------------
1.1 "Assigned Patents" shall mean the patents listed in Exhibit A and any patents reissuing on any of such patents.

1.2 "Assigned Contracts" shall mean the patent license agreement between IBM and Summit Technology, Inc. dated February 1, 1992 and the patent license agreement between IBM and VISX, Inc. dated January 1, 1992.

1.3 "Burdensome Condition" shall mean any action taken, or credibly threatened, by or before any Governmental Authority to challenge the legality of the transaction contemplated by this Agreement or that would otherwise deprive a party of a material benefit of any such transaction, including (i) the pendency of a governmental investigation (formal or informal), (ii) the institution of any litigation, or the threat thereof, (iii) an order by a Governmental Authority or competent jurisdiction preventing consummation of the transaction contemplated by this Agreement or placing any material conditions or limitations upon such consummation or (iv) the issuance of any subpoena, civil investigative demand or other request for documents or information relating to such transaction that is unreasonably burdensome in the reasonable judgment of the applicable party.

1.4 "Governmental Authority" shall mean any federal, state, local or foreign court, governmental or administrative agency or commission or other governmental agency, authority, instrumentality or regulatory body.

1.5 "HSR Act" shall mean the  Hart-Scott-Rodino  Antitrust  Improvements  Act of
1976.

Section 2.  Assignment and Reservation
--------------------------------------
2.1 Subject to the reservation specified in Section 2.2 below and IBM's receipt of the payment specified in Section 3, IBM shall assign to LASERSIGHT on July 1, 1997, all of its right, title and interest in and to the Assigned Patents and the Assigned Contracts. IBM shall be entitled to receive any royalties which have accrued under the Assigned Contracts prior to January 1, 1997, notwithstanding that the remittance of such royalties may not take place until after such date. LASERSIGHT shall be entitled to receive any royalties which accrue under the Assigned Contracts on or after January 1, 1997.

2.2 LASERSIGHT acknowledges that IBM has previously granted licenses under the Assigned Patents to the companies listed in Exhibit B and accepts the assignment granted in Section 2.1 above subject to such prior licenses. Except with respect to the Assigned Contracts, to the extent that any of such prior licenses terminate or expire prior to the expiration of the Assigned Patents, IBM reserves the exclusive right to renew such prior licenses at its sole discretion, in accordance with the renewal terms set forth in each such prior license agreement.

2.3 LASERSIGHT shall be solely responsible for the preparation and filing of any and all papers, documents, instruments, etc. which may be necessary to perfect its right and title in and to the Assigned Patents. IBM covenants and agrees that, upon the request of LASERSIGHT after July 1, 1997, IBM will execute and deliver any and all such papers and do all lawful acts as may be necessary to perfect LASERSIGHT's right and title in and to the Assigned Patents. LASERSIGHT shall be responsible for any and all out of pocket costs incurred to perfect its rights.

2.4 LASERSIGHT covenants to carry on its licensing activities pertaining to the Assigned Patents on a reasonable and nondiscriminatory basis and in compliance with all applicable laws, regulations and/or administrative orders of all governmental bodies and offices, of any jurisdiction in which it conducts business, having power to regulate or supervise its business activities.

2.5 In the event that LASERSIGHT becomes a party to litigation in which the validity of any of the Assigned Patents is contested, IBM covenants to give LASERSIGHT access to all files and records in IBM's possession at such time pertaining to the conception and reduction to practice of the inventions claimed in the Assigned Patents and to grant LASERSIGHT access to any inventors who are employees of IBM at such time. LASERSIGHT shall reimburse IBM for any out-of-pocket expenses associated with this covenant.

2.5 IBM covenants to maintain all of its records pertaining to the conception and reduction to practice of the inventions claimed in the Assigned Patents, which records are in IBM's possession as of the date first written above, and that prior to destroying any such records, IBM will grant LASERSIGHT the opportunity to take possession of such records.

Section 3.  Consideration
-------------------------
3.1 LASERSIGHT shall pay to IBM the sum of fourteen million, nine hundred thousand dollars ($14,900,000) on July 1, 1997.

3.2 LASERSIGHT shall bear and pay all taxes (including, without limitation, sales and value added taxes) imposed by any national government (including any political subdivision thereof) to perfect the assignment granted herein.

3.3 (a) In accordance with an escrow agreement to be executed no later than March 7, 1997, LASERSIGHT shall, by the date to be specified in the escrow agreement ("Escrow Date"), place in escrow with a mutually agreed upon escrow agent, the number of common shares of LASERSIGHT which, in the aggregate, represent the value of one million dollars ($1,000,000) at the closing sales price for such stock on the day immediately preceding the Escrow Date, as quoted by the established stock exchange upon which such stock is listed ("Escrowed Shares").

     (b) LASERSIGHT shall take all steps necessary to cause a registration statement to be filed with the U.S. Securities and Exchange Commission ("SEC") pursuant to the Securities Act of 1933 by no later than June 1, 1997, with respect to the Escrowed Shares, which registration statement shall be for an offering of such Escrowed Shares by IBM on a continuous basis pursuant to Rule 415 under the Securities Act of 1933. LASERSIGHT further agrees that it shall prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus forming a part thereof as may be necessary to keep the registration statement effective until December 31, 1997.

     (c) Except if the transaction contemplated by this Agreement is not consummated pursuant to Section 8.8 or 8.9, or if the parties are unable to agree to an escrow agreement by March 7, 1997, in the event that LASERSIGHT does not make the payment specified in Section 3.1 on July 1, 1997, IBM shall be entitled to receive the Escrowed Shares from the escrow agent and dispose of them in any manner at its sole discretion, subject to applicable federal and state securities laws. If the market value of the Escrowed Shares on July 1, 1997 is less than one million dollars ($1,000,000), then LASERSIGHT shall deposit additional funds in the form of cash or stock, at LASERSIGHT's discretion, into the escrow account to make up the difference on such date. If the market value of the Escrowed Shares on July 1, 1997 is more than one million dollars ($1,000,000), then IBM shall only be entitled to receive one million dollars ($1,000,000) worth of Escrowed Shares and the balance shall be returned to LASERSIGHT.

Section 4.  Indemnification
---------------------------
4.1 LASERSIGHT shall indemnify and hold IBM harmless against any claims brought against IBM which claims arise solely from LASERSIGHT's licensing activities relating to the Assigned Patents or from LASERSIGHT's administration of the Assigned Contracts. LASERSIGHT shall pay all of IBM's costs associated with such claims, including, without limitation, attorneys fees.

4.2 IBM shall indemnify and hold LASERSIGHT harmless against any claims brought against LASERSIGHT which claims arise solely from IBM's breach of its obligations under the Assigned Contracts. IBM shall pay all of LASERSIGHT's costs associated with such claims, including, without limitation, attorneys fees.

Section 5.  Warranty
--------------------
5.1  IBM represents and warrants that:
5.1.1  it has the full  right and power to grant  the  assignments  set forth in
       Section 2;
5.1.2 there are no outstanding agreements, assignments, or encumbrances inconsistent with the provisions of this Agreement;
5.1.3  it is  not  in  breach  of any of  its  obligations  under  the  Assigned
       Contracts;
5.1.4 between the last signature date and July 1, 1997, IBM will take all necessary administrative steps (i.e. paying maintenance fees) to maintain the Assigned Patents in force; and
5.1.5 except for situations where public policy considerations in a country may limit the enforceability of patent claims for medical procedures, it is not aware of any reason why any of the Assigned Patents are invalid or unenforceable.

IBM MAKES NO OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED.

5.2 LASERSIGHT acknowledges that it has conducted its own "due diligence" with respect to the validity and enforceability of the Assigned Patents, and in entering into this Agreement, it is not relying any statements made by IBM with respect to their validity and enforceability. The Assigned Patents are being assigned by IBM on an "AS-IS" basis with no warranties of any kind, except as specifically stated in Section 5.1.

5.3 LASERSIGHT represents and warrants that it:
5.3.1 has all requisite corporate power and authority to execute and deliver this Agreement and the escrow agreement, to issue and convey the Escrowed Shares to IBM, if required by Section 3.3 (b) above, to cause the Escrowed Shares to be registered as required by Section 3.3(a) above, and to consummate the other transaction contemplated hereby. The execution and delivery by LASERSIGHT of this Agreement and the escrow agreement and the consummation by LASERSIGHT of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of LASERSIGHT and its shareholders. Neither the execution and delivery of this Agreement or the escrow agreement nor the consummation of the transactions contemplated hereby or thereby nor compliance by LASERSIGHT with any of the provisions hereof or thereof will (i) result in any conflict with, breach of, or default (or give rise to any right of termination, cancellation or accelerations) under any of the terms, conditions or provisions of any contract, indebtedness, permit or other instrument or obligation to which LASERSIGHT (or any subsidiary or affiliate)  is a party  or by  which  LASERSIGHT  or such  subsidiary  or affiliate or any of the properties or assets of LASERSIGHT or such subsidiary or affiliate may by bound; (ii) violate any law, injunction or judgment applicable to LASERSIGHT (or any of its subsidiaries or affiliates) or any of the properties or assets of LASERSIGHT or its subsidiaries or affiliates; or (iii) violate any provision of LASERSIGHT's certificate of articles of incorporation or its bylaws or regulations. No approval by or filing with any governmental authority, or any regulatory or self-regulatory body, is required in connection with the execution and delivery of this Agreement or the escrow agreement or the consummation by LASERSIGHT of the transactions contemplated hereby or thereby, except under the HSR Act; and

5.3.2 has good title to the Escrowed Shares free and clear of all liens, security interests, claims, charges, equities, pledges and encumbrances of any kind, and IBM shall receive such good title, free of any and all such encumbrances if IBM is entitled to receive the Escrowed Shares pursuant to Section 3.3(b), above.

LASERSIGHT MAKES NO OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED.

Section 6.  Communications
--------------------------
6.1 Any notice or other communication required or permitted to be made or given to either party hereto pursuant to this Agreement shall be sent to such party by facsimile or certified mail, postage prepaid, addressed to it at its address set forth below, or to such other address as it shall designate by written notice given to the other party, and shall be deemed to have been made or given on the date of facsimile transmission or mailing. The addresses are as follows:

6.1.1                      For IBM:

                  Director of Licensing
                  International Business Machines Corporation
                  500 Columbus Avenue
                  Thornwood, New York 10594
                  United States of America

6.1.2             For facsimile transmission to IBM:

                  (914) 742-6737

6.1.3             For LASERSIGHT:

                  Michael R. Farris, CEO
                  LaserSight Incorporated
                  12161 Lackland Road
                  St. Louis, MO  63146

6.1.4             For facsimile transmission to LASERSIGHT:

                  (314) 576-1073

6.2 Payment by LASERSIGHT to IBM shall be made by electronic funds transfer to:

                  IBM Director of Licensing
                  The Bank of New York
                  48 Wall Street
                  New York, New York 10286
                  United States of America
                  Credit Account No. 890-0209-674
                  ABA No. 0210-0001-8

Section 7.  Prior License Agreement
-----------------------------------
7.1 The prior patent license agreement dated April 1, 1992, between the parties shall remain in effect. Subject to IBM's receipt of the payment specified in
Section 3.1, the license granted to LASERSIGHT shall become fully paid-up. LASERSIGHT shall, however, continue to be obligated to pay IBM all royalties which accrued under the prior agreement prior to January 1, 1997, including but not limited to, any royalties for Preapproval Products (as defined in such prior agreement) which have been deferred pending approval by the Food and Drug Administration.

Section 8.  Miscellaneous
-------------------------
8.1 Both parties agree to secure the prior express written approval of the other party of any press releases or other written announcement made during 1997 regarding this Agreement; provided, however, this Section does not apply to any disclosures required by applicable law.

8.2 This Agreement shall not be binding upon the parties and shall not obligate either of the parties, until it has been signed hereinbelow by both parties, in which event it shall be effective as of the date first written above. If the parties have not executed an escrow agreement by March 7, 1997, this Agreement shall be null and void. In the event IBM has not received the payment specified in Section 3.1 by 5:00 PM, New York time on July 1, 1997, IBM shall have the right, at its sole discretion, to declare this Agreement null and void, ab initio, and IBM's sole remedy with respect to LASERSIGHT's failure to make such payment, whether or not IBM declares this Agreement null and void, shall be as set forth in Section 3.3.

This Agreement, including its Exhibits, embodies the entire understanding of the parties with respect to the Assigned Patents and Assigned Contracts and merges all prior communications (whether oral or written) between them, and neither of the parties shall be bound by any conditions, definitions, warranties, understandings or representations with respect to the Assigned Patents and Assigned Contracts other than as expressly provided in this Agreement.

8.3 No amendment or modification hereof shall be valid or binding upon the parties unless made in writing and signed by both parties.

8.4 The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

8.5 If any section of this Agreement is found by competent authority to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of such Section in every other respect and the remainder of this Agreement shall continue in effect so long as the Agreement still expresses the intent of the parties. If the intent of the parties cannot be preserved, this Agreement shall be either renegotiated or terminated.

8.6 This Agreement shall be construed, and the legal relations between the parties hereto shall be determined, in accordance with the law of the State of New York, United States of America, as such law applies to contracts signed and fully performed in such State. Each of the parties waives its right to a jury trial.

8.7 Nothing in this Agreement shall be construed as creating any agency, joint venture, partnership or other type of relationship between the parties.

8.8 The obligations of IBM to consummate the transaction contemplated herein is subject to the following conditions:
8.8.1 the representations and warranties made in this Agreement by LASERSIGHT shall be true and correct in all material respects as of the date first written above and on July 1, 1997;
8.8.2 LASERSIGHT shall have performed in all material respects its covenants and agreements contained herein and in the escrow agreement;
8.8.3 the waiting period under the HSR Act shall have expired or terminated; and
8.8.4 no Burdensome Condition shall exist with respect to IBM in connection with the transaction contemplated herein.

8.9 The obligations of LASERSIGHT to consummate the transaction contemplated herein is subject to the following conditions:
8.9.1 the representations and warranties made in this Agreement by IBM shall be true and correct in all material respects as of the date first written above and on July 1, 1997;
8.9.2 IBM shall have performed in all material respects its covenants and agreements contained herein;
8.9.3 the waiting period under the HSR Act shall have expired or terminated; and
8.9.4 no Burdensome Condition shall exist with respect to LASERSIGHT in connection with the transaction contemplated herein.

8.10 As promptly as possible, each party will file with the Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice (the "Antitrust Division") a premerger notification in accordance with the HSR Act with respect to the activities contemplated pursuant to this Agreement. Each of the parties agrees to furnish promptly to the FTC and the Antitrust Division any additional information reasonably requested by either of them pursuant to the HSR Act in connection with such filings and shall diligently take, or cooperate in the taking of, all steps that are necessary or reasonably desirable and proper to expedite the termination of the waiting period under the HSR Act; provided, however, that no party shall be required to comply with any Burdensome Condition.

8.11 This Agreement may be executed by the parties hereto in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly signed.

                                             INTERNATIONAL BUSINESS
                                             MACHINES CORPORATION


Date  2/10/97                               By /s/ M. C. Phelps, Jr.
--------------------                          ------------------------
                                               M. C. Phelps, Jr.
                                               Vice President



                                             LASERSIGHT INCORPORATED


Date  2/11/97                              By /s/ Michael R. Farris
-------------------                          --------------------------
                                               Michael R. Farris
                                               Chief Executive Officer


                              EXHIBIT A

1)   TITLE:  FAR ULTRAVIOLET SURGICAL AND DENTAL PROCEDURES


COUNTRY                               PATENT NO.                      EXPIRATION DATE
-------                               ----------                      ---------------
Australia                               570,225                        Nov. 24, 1999
Australia                               598,135                        Nov. 24, 1999
Austria                                  28,974                        Sept. 6, 2003
Belgium                                 111,060                        Sept. 6, 2003
Brazil                                PI8306654                        Dec.  2, 1998
Canada                                1,238,690                        June 28, 2005
France                                  111,060                        Sept. 6, 2003
Germany                               3,373,055                        Sept. 6, 2003
Italy                                   111,060                        Sept. 6, 2003
Japan                                 1,838,057                        Oct. 19, 2003
Spain                                   527,415                        Jan.  1, 2005
Sweden                                  111,060                        Sept. 6, 2003
Switzerland                             111,060                        Sept. 6, 2003
United Kingdom                          111,060                        Sept. 6, 2003
United States                         4,784,135                        Nov. 15, 2005



2)   TITLE:  ENHANCEMENT OF ULTRAVIOLET LIGHT
             ABLATION AND ETCHING ORGANIC SOLIDS


COUNTRY                               PATENT NO.                      EXPIRATION DATE
-------                               ----------                      ---------------

France                                  365,754                         July 7, 2009
Germany                              68919328.9                         July 7, 2009
Japan                                 2,502,768                         Oct. 9, 2009
United Kingdom                          365,754                         July 7, 2009
United States                         4,925,523                        Oct. 28, 2008




                                    EXHIBIT B

List of companies currently licensed under some or all of the Assigned Patents to make, use, import and sell ULO products and to practice ULO procedures:

AESCULAP-MEDITEC GMBH                         A

AUTONOMOUS TECHNOLOGIES CORPORATION           A, B

HERBERT SCHWIND GMBH & CO., KG                A

LASERSIGHT INCORPORATED                       A

SUMMIT TECHNOLOGY, INC.                       A

TRIMEDYNE, INC.                               A

VISX, INCORPORATED                            A


A - REFERS TO PATENTS LISTED IN EXHIBIT A, SECTION 1.

B - REFERS TO PATENTS LISTED IN EXHIBIT A, SECTION 2.